UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 7, 2007
EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14365 (Commission File Number)	76-0568816 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 7, 2007, we announced earnings results for the quarter ended June 30, 2007. We are also making updated operating statistics available on our website at www.elpaso.com. A copy of our earnings release is attached as Exhibit 99.A and a copy of our operating statistics is attached as Exhibit 99.B. In addition, we are providing a financial update. A copy of the slide presentation is attached as Exhibit 99.C and is available on our website at www.elpaso.com. The corresponding exhibits listed under Item 9.01 of this current report on Form 8-K are not filed, but are furnished to comply with Item 2.02 of Form 8-K.
Item 7.01 Regulation FD Disclosure.
     On August 7, 2007, we are making available certain information about our debt and debt maturities. A copy of the schedule setting forth information about our debt by issuer is attached as Exhibit 99.D and the schedule setting forth information about debt maturities is attached as Exhibit 99.E. These schedules are available on our website at www.elpaso.com. The information disclosed in this Item 7.01, and the corresponding exhibits listed under Item 9.01 of this Current Report on Form 8-K, are being furnished solely for the purpose of complying with Regulation FD.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.A	Press Release dated August 7, 2007.
99.B	Operating Statistics.
99.C	Slide Presentation dated August 7, 2007.
99.D	Debt By Issuer Schedule as of June 30, 2007.
99.E	Debt Maturity Schedule Through 2009 as of June 30, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION
By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller (Principal Accounting Officer)

Dated: August 7, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.A	Press Release dated August 7, 2007.
99.B	Operating Statistics.
99.C	Slide Presentation dated August 7, 2007.
99.D	Debt By Issuer Schedule as of June 30, 2007.
99.E	Debt Maturity Schedule Through 2009 as of June 30, 2007.